Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-102385, 333-100656 and 333-140713 on Forms S-8 and Registration Statement No. 333-114749 on Form S-3 of our reports dated March 27, 2008, relating to the financial statements of Dick’s Sporting Goods, Inc. and subsidiaries (the “Company”) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on February 4, 2007, and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment on January 29, 2006), financial statement schedule, and the effectiveness of Dick’s Sporting Goods, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dick’s Sporting Goods, Inc. and subsidiaries for the fiscal year ended February 2, 2008.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 27, 2008

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